UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2020

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement

On April 30, 2020, Duluth Holdings Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Credit Agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time a party thereto (the “Lenders”) and BMO Harris Bank N.A., as a Lender and as administrative agent for the Lenders, in order to, among other items, provide for an additional delayed draw term loan in an aggregate principal amount of up to $20.5 million (the “Delayed Draw Term B Loan”). The amended Credit Facility currently provides for borrowing availability of up to $150.5 million in aggregate principal amount, which consists of: (i) up to $80 million in revolving credit and the associated swing line (the “Revolver”); (ii) up to $50 million in a delayed draw term loan (“Delayed Draw Term A Loan”); and (iii) up to $20.5 million under the Delayed Draw Term B Loan.

Under the Amendment, the interest rate applicable to the Revolver and Delayed Draw Term A Loan will be a floating rate equal to: (i) the base rate plus a margin of 125 to 200 basis points (“bps”), based upon the Company’s rent adjusted leverage ratio, or (ii) a fixed rate for a one-, two-, three- or six-month interest period equal to LIBOR for such interest period plus a margin of 225 to 300 bps, based upon the Company’s rent adjusted leverage ratio. The interest rate applicable to the Delayed Draw Term B Loan will be a floating rate equal to: (i) the base rate plus a margin of 175 to 250 bps, based upon the Company’s rent adjusted leverage ratio, or (ii) a fixed rate for the term of the Delayed Draw Term B Loan equal to LIBOR for such interest period plus a margin of 275 to 350 bps, based upon the Company’s rent adjusted leverage ratio.  Under the Amendment, the accordion feature that gives the Company the right to establish one or more term loan commitments, revolver commitments or a combination thereof has been reduced by the amount of the Delayed Draw Term Loan B from an aggregate amount of up to $50 million to an aggregate amount of up to $29.5 million. In addition, the calculation of the rent-adjusted leverage ratio has been revised to include outstanding principal amounts of Delayed Draw Term Loans and the minimum rent-adjusted leverage ratio covenants have been revised to 4.75 to 1.00 for the quarters ending May 3, 2020 and August 2, 2020, 4.50 to 1.00 for the quarter ending November 1, 2020, 4.25 to 1.00 for the quarter ending January 31, 2021 and 3.50 to 1.00 commencing with the quarter ending May 2, 2021 and each fiscal quarter thereafter.  The Delayed Draw Term B Loan will mature on April 29, 2021. The proceeds of the Delayed Draw Term B Loan will be used to refinance existing indebtedness, finance working capital and capital expenditures, and for other general corporate purposes.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the amendment to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01Regulation FD Disclosure

On May 4, 2020, the Company issued a press release regarding the amendment to its Credit Agreement, which is intended to provide the Company with additional financial flexibility.

The information in Item 7.01 is furnished solely pursuant to Item 7.01 of Form 8-K. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Further, the information in Item 7.01 shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated May 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: May 4, 2020	By: /s/ David Loretta
David Loretta Senior Vice President and Chief Financial Officer